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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 29, 2001, except for Note 17, as to which the date is June 18, 2001, with respect to the consolidated financial statements of Anthem Insurance Companies, Inc. included in the Registration Statement (Form S-1 No. 333-67714) and related Prospectus of Anthem, Inc. filed with the Securities and Exchange Commission on October 30, 2001, which are incorporated by reference in the Registration Statement (Form S-8) pertaining to the Anthem
Employee Stock Purchase Plan.


                                            /s/ Ernst & Young LLP


Indianapolis, Indiana
March 20, 2002